UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	November 28, 2006

FIRST MERCURY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33077	38-3164336

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

29621 Northwestern Hwy PO Box 5096 Southfield MI 48034	48106-1346

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (800) 762-6837

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

A.	Director Compensation

On November 29, 2006, the Board of Directors, based upon the recommendation of the Compensation Committee of the Company, authorized the compensation for non-employee directors, which shall be effective in the fourth quarter of 2006. Total annual compensation for non-employee directors shall consist of cash compensation of $25,000 and restricted stock awards having a value of $25,000. In addition, each non-employee director will receive $2,000 for each Board meeting attended. The Board of Directors also approved additional annual cash retainers of $10,000 for the Chair of the Audit Committee, $5,000 for the Chair of the Compensation Committee and $2,500 for the Chair of the Nominating and Corporate Governance Committee. The restricted stock will vest immediately, but will not be transferable for one year after the date of grant.

B.	Chief Executive Officer Compensation

On November 29, 2006, the Board of Directors, based upon the recommendation of the Compensation Committee of the Company, approved 2006 and 2007 compensation amounts for Richard Smith, the Chief Executive Officer of the Company. For 2006, Richard Smith shall receive compensation consisting of a base salary of $550,000 (which includes amounts allocated to a noncompetition covenant), a bonus of $750,000 and long-term incentive compensation of $750,000, in such form as to be further determined by the Compensation Committee. For 2007, Mr. Smith will receive a base salary of $750,000, a guaranteed bonus of at least $375,000, with the final bonus amount to be determined by the Compensation Committee, and long-term incentive compensation of 50% to 150% of his base salary, in such amount and form to be further determined by the Compensation Committee. Mr. Smith will also continue to be entitled to customary benefits pursuant to the Employment Agreement dated as of November 6, 2003 between the Company and Richard Smith.

ITEM 5.02 DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 28, 2006, Jon Burgman resigned from his position as a director of the Company to devote more time to his other activities. Mr. Burgman was a member of the Company’s Audit Committee and the Nominating and Corporate Governance Committee.

On November 28, 2006, the Board of Directors of the Company voted to increase the size of the Board to seven and appointed the following three directors to the Board of Directors: Thomas Kearney, Louis J. Manetti and William C. Tyler. In addition, Richard Smith was appointed Chairman of the Company.

Thomas Kearney has been a partner and Chief Marketing Officer of Insight Catastrophe Group since June 2005. Prior that position, he had been Executive Vice President and Chief Marketing Officer of Benfield U.S., a subsidiary of the Benfield Group from June 2000.

Louis J. Manetti is a Principal with Glencoe Capital, LLC since 2001. As Director of Portfolio Management, he is responsible for monitoring the performance of the operating companies in which Glencoe has an investment. Prior to joining Glencoe, Mr. Manetti had 20 years of experience in different aspects of business with Kodak, Bell & Howell Company and Price Waterhouse. Mr. Manetti received his JD from The John Marshall Law School, an MBA from Northwestern University, and is a Certified Public Accountant.

William C. Tyler was a Senior Vice President and stockholder of McKinley Inc., as national real estate company from May 1971 to November 2004, where he was responsible for major transactions, refinancings and restructurings.

None of Messrs. Kearney, Manetti or Tyler is a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

On November 28, 2006, the Board of Directors of the Company reconstituted the Board Committees. The Audit Committee is now comprised of Hollis Rademacher (Chair), Louis Manetti and William Tyler. The Compensation Committee is now comprised of Steven Shapiro (Chair), Thomas Kearney and Jerome Shaw. The Nominating and Corporate Governance Committee is now comprised of William Tyler (Chair), Thomas Kearney and Steven Shapiro.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION

DATE: December 4, 2006	BY	/s/ John Marazza

John Marazza,
Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary